As of December 31, 2009, the following persons or entities now own more than 25% of a funds voting security.

Person/Entity

WESTERN RESERVE LIFE SERIES ANNUITY
PROFUND VP FALLING U.S. DOLLAR     		25.36%

WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO ANNUITY
PROFUND VP EMERGING MARKETS	                25.43%

AMERITAS LIFE INSURANCE CORP
PROFUND VP SHORT DOW 30                  	38.23%

GREAT WEST LIFE & ANNUITY FBO
PROFUND VP MONEY MARKET                   	26.81%

MIDLAND NATIONAL LIFE INSURANCE COMPANY
PROFUND VP SMALL-CAP	                 	29.63%




As of DECEMBER 31, 2009, the following persons or entities no longer own more than 25% of a funds voting security.

Person/Entity

ING USA ANNUITY AND LIFE INSURANCE CO
PROFUND VP EUROPE 30                           16.76%

JEFFERSON PILOT FINANCIAL INSURANCE CO
PROFUND VP TECHNOLOGY		                0.00%

PROFUND ADVISORS LLC
PROFUND VP ULTRASHORT NASDAQ-100               14.99%

WESTERN RESERVE LIFE ASSURANCE CO OF OHIO ANNUITY
PROFUND VP SMALL-CAP		               20.18%

WESTERN RESERVE LIFE ASSURANCE CO OF OHIO ANNUITY
PROFUND VP SMALL-CAP			       24.87%

PROFUND ADVISORS LLC
PROFUND VP ULTRASHORT DOW 30		       13.64%